EXHIBIT 99.1
FORGE ENERGY II DELAWARE, LLC
FINANCIAL STATEMENTS
Years Ended December 31, 2022 and 2021
with Report of Independent Certified Public Accountants

FORGE ENERGY II DELAWARE, LLC
FINANCIAL STATEMENTS
Years Ended December 31, 2022 and 2021

Independent Auditor’s Report

To the Members of
Forge Energy II Delaware, LLC

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of Forge Energy II Delaware, LLC (the Company), which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of income, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Forge Energy II Delaware, LLC as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued or when applicable, one year after the date that the financial statements are available to be issued.

Weaver and Tidwell, L.L.P.
1601 South MoPac Expressway, Suite D250 | Austin, Texas 78746
Main: 512.609.1900
CPAs AND ADVISORS |WEAVER.COM

The Members of
Forge Energy II Delaware, LLC

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Austin, Texas
July 7, 2023

FORGE ENERGY II DELAWARE, LLC
BALANCE SHEETS

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$513,351	$3,945,255
Accounts receivable
Oil and natural gas sales	21,180,129	11,230,000
Contingent consideration receivable	3,000,000	—
Other receivables	1,353,735	418,818
Derivative asset, current	565,826	—
Inventory	624,889	—
Total current assets	27,237,930	15,594,073

Oil and natural gas properties, successful efforts method of accounting	463,842,488	230,928,063
Less accumulated depletion and depreciation	(57,144,260)	(11,870,788)
Total oil and natural gas properties	406,698,228	219,057,275

Other assets:
Other property and equipment, net	32,916,833	34,342,833
Contingent consideration, non-current	2,201,963	—
Derivative asset, non-current	85,072	—
Debt financing costs, net	992,123	816,322
Accounts receivable, related parties, non-current	10,798,959	9,801,930
Total other assets	46,994,950	44,961,085
Total assets	$480,931,108	$279,612,433

Liabilities and Members' Equity
Current liabilities:
Accrued liabilities	$37,347,865	$32,846,101
Asset retirement obligation, current	—	120,056
Derivative liability, current	7,080,068	20,539,154
Total current liabilities	44,427,933	53,505,311

Long-term liabilities
Accounts payable, related parties	52,269,042	26,972,872
Asset retirement obligations	9,594,268	9,965,231
Derivative liability	—	2,937,565
Line-of-credit	52,535,986	30,000,000

Commitments and contingencies

Members' equity	322,103,879	156,231,454
Total liabilities and members' equity	$480,931,108	$279,612,433

See accompanying notes to financial statements.

FORGE ENERGY II DELAWARE, LLC
STATEMENTS OF INCOME
Years Ended December 31, 2022 and 2021

	2022	2021
Revenue:
Oil sales	$245,168,750	$77,087,587
Natural gas sales	17,597,745	7,479,827
Natural gas liquids	26,593,170	11,089,830
Other revenue	456,429	237,834
Total revenue	289,816,094	95,895,078

Operating expenses:
Lease operating expenses	36,020,746	22,787,204
Geological and geophysical expenses	143,866	26,657
Workover expenses	1,691,050	1,959,922
Production and ad valorem taxes	17,281,874	6,155,286
Depletion and depreciation	45,273,471	11,215,586
Accretion	480,708	356,051
Impairment of oil and natural gas properties	—	42,805
General and administrative expenses	1,576,076	1,063,742
Total operating expenses	102,467,791	43,607,253

Operating income	187,348,303	52,287,825

Other income (expense):
Gain on sale of oil and natural gas properties	131,897	—
Loss on realized derivatives	(41,892,633)	(25,132,830)
Gain (loss) on unrealized derivatives	17,047,549	(13,885,894)
Gain on unrealized fair value of contingent consideration	183,242	—
Interest expense	(2,864,654)	(457,522)
Total other expense	(27,394,599)	(39,476,246)
Net income	$159,953,704	$12,811,579

See accompanying notes to financial statements.

FORGE ENERGY II DELAWARE, LLC
STATEMENTS OF CHANGES IN MEMBERS' EQUITY
Years Ended December 31, 2022 and 2021

Balance at January 1, 2021	$114,900,458
Member contributions	33,860,470
Contribution, common control	6,186,947
Distribution of oil and natural gas properties, to affiliate	(11,528,000)
Net income	12,811,579
Balance at December 31, 2021	156,231,454
Contribution of contingent consideration, from affiliate	5,918,721
Net income	159,953,704
Balance at December 31, 2022	$322,103,879

See accompanying notes to financial statements.

FORGE ENERGY II DELAWARE, LLC
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2022 and 2021

	2022	2021
Cash Flows From Operating Activities
Net income	$159,953,704	$12,811,579
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation and accretion	47,180,180	12,878,805
Impairment of oil and natural gas properties	—	42,805
Gain on unrealized fair value of contingent consideration	(183,242)	‐
Gain on unrealized derivatives	(16,147,549)	—
(Gain) loss on sale of assets	(131,897)	13,885,894
Amortization of debt financing costs	402,339	167,159
Changes in operating assets and liabilities:
Accounts receivable	(9,950,129)	13,830,662
Other receivables	(934,917)	(418,818)
Inventory	(624,889)	—
Accounts payable and accrued liabilities	1,829,466	13,272,441
Accounts payable, related parties	13,070,437	(15,407,164)
Revenue and suspense payable	—	(2,790,625)
Net cash provided by operating activities	194,463,503	48,272,738

Cash Flows From Investing Activities
Investments in oil and natural gas properties	(210,159,960)	(74,504,034)
Acquisitions of oil and natural gas properties	(9,246,661)	(33,308,114)
Proceeds from sale of assets	89,354	—
Net cash used in investing activities	(219,317,267)	(107,812,148)

Cash Flows From Financing Activities
Contributions from members	—	33,860,471
Common control contribution	—	607,674
Proceeds from line-of-credit	22,000,000	30,000,000
Payment of debt issuance costs	(578,140)	(983,480)
Net cash provided by financing activities	21,421,860	63,484,665

Net increase (decrease) in cash and cash equivalents	(3,431,904)	3,945,255
Cash and cash equivalents at beginning of year	3,945,255	—
Cash and cash equivalents at end of year	$513,351	$3,945,255

Supplemental Cash Flow Information
Cash paid for interest	$1,314,522	$139,481
Additions to oil and natural gas properties through accounts payable and accrued liabilitie	$14,378,338	$32,689,776
Additions to asset retirement obligations	$2,398,729	$4,335,256
Member contributions, common control, net of cash	$—	$5,579,273
Member contributions, from affiliate	$5,918,721	$—

See accompanying notes to financial statements.

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2022 and 2021

A.Nature of Business

Forge Energy II Delaware, LLC (the “Company”), a limited liability company (wherein members of the Company are not obligated for liabilities of the Company), was formed on May 11, 2018 to acquire oil and natural gas properties. The oil and natural gas properties are operated by Forge Energy Operating, LLC (“FEO”, “Operator”). The Company and the Operator are 100% owned by Forge Energy II, LLC.

The Company’s executive offices are located in San Antonio, Texas.

B.Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Basis of Accounting

The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions. Significant assumptions are required in the valuation of proved oil and natural gas reserves, asset retirement obligations (“ARO”) and derivative instruments. It is at least reasonably possible these estimates could be revised in the near term, and these revisions could be material.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. As of December 2022 and 2021, the Company had no such investments. The Company maintains deposits in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses related to amounts in excess of FDIC limits.

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
B.    Summary of Significant Accounting Policies – continued
Accounts Receivable

Oil and Natural Gas Sales

Accounts receivable are stated at amounts management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. There was no allowance for the years ended December 31, 2022 and 2021.

Contingent Consideration

On December 9, 2022, Forge Energy II Midstream, LLC, a related party, entered into a purchase and sale agreement to sell Forge Energy II Midstream, LLC. As part of this divestiture, the Company also agreed to a contingent consideration arrangement should certain performance incentives be fulfilled.

The performance incentive agreement executed concurrent to the purchase and sale agreement of the Forge Energy II Midstream, LLC entity includes contingent consideration arrangements that require the buyer to pay the Company if certain performance obligations are fulfilled through development of certain properties in Ward and Reeves counties. The incentive period is from December 9, 2022 through December 31, 2025. The maximum aggregate payment is $9,000,000 during the incentive period.

As of December 31, 2022, the fair value of the contingent consideration was $6,101,963, of which
$3,000,000 was included in current contingent consideration receivable, $900,000 was included in other receivables, and $2,201,963 was included in long-term contingent consideration.

Derivatives

Commodity Derivatives

To mitigate risks associated with market volatility, the Company enters into derivative financial instruments, including commodity swaps, to reduce the effects of oil and natural gas price fluctuations on revenue.

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
B.    Summary of Significant Accounting Policies – continued
Derivatives – continued

Commodity Derivatives – continued

Derivatives are recognized as an asset or liability measured at fair value, with their changes in fair value recognized in earnings in the statements of income. The fair value of commodity swaps is determined by references to published future market prices. The Company’s derivatives feature monthly settlements with the counterparties, the impact of which is reflected as an operating cash flow. The Company has not designated any derivative instruments as hedges and do not enter into such instruments for speculative purposes. Cash paid in settlement of commodity derivatives are classified as cash flows from operating activities in accordance with the underlying derivative asset or liability.

Embedded Derivatives

The Company has entered into agreements related to acquisitions of oil and natural gas properties that includes obligations to pay the seller additional consideration if commodity prices exceed specified thresholds during certain periods in the future. These contingent consideration liabilities are required to be bifurcated and accounted for separately as derivative instruments as they are not considered to be clearly and closely related to the host contract. Accordingly, these liabilities are initially recognized at their acquisition date fair value in the balance sheets and revalued at each reporting period, with any change in their fair value recognized in earnings.

Cash paid or received in settlement of contingent consideration assets and liabilities are classified as cash flows from financing activities up to the acquisition date fair value with any excess classified as cash flows from operating activities.

Inventory

Inventory includes equipment the Company plans to utilize in ongoing exploration, development, and production activities and is carried at the net realizable value. The cost of inventory is capitalized into oil and natural gas properties once it has been placed into service.

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
B.    Summary of Significant Accounting Policies – continued
Oil and Natural Gas Properties

The Company uses the successful efforts method of accounting to account for its oil and natural gas properties. Under this method, costs of acquiring properties, costs of drilling successful exploration wells, and development costs are capitalized. The costs of exploratory wells are initially capitalized pending a determination of whether proved reserves have been found. At the completion of drilling activities, the costs of exploratory wells remain capitalized if a determination is made that proved reserves have been found. If no proved reserves have been found, the costs of each of the related exploratory wells are charged to expense. In some cases, a determination of proved reserves cannot be made at the completion of drilling, requiring additional testing, and evaluation of the wells. The Company’s policy is to expense the costs of such exploratory wells if a determination of proved reserves has not been made within a twelve-month period after drilling is complete.

Exploration costs such as geological, geophysical, and seismic costs are expensed as incurred, unless such costs relate to seismic surveys to further develop a proven area and then, those costs are capitalized.

As exploration and development work progresses and the reserves on these properties are proven, capitalized costs attributed to the properties are subject to depreciation, depletion, and amortization. Depletion of capitalized costs is provided using the units-of-production method based on proved oil and natural gas reserves related to the specific oil and natural gas property. If development wells are unsuccessful, the capitalized costs of the properties related to this unsuccessful work are expensed in the year in which the determination was made.

On the sale or retirement of a complete or partial unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and any gain or loss is recognized.

Maintenance and repairs are charged to operations. Major renewals and improvements, which substantially extend the useful lives of assets, are capitalized.

Impairment of Long-Lived Assets

The carrying value of the oil and natural gas properties and other property and equipment are periodically evaluated for impairment. GAAP requires long-lived assets and certain identifiable intangibles to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When it is determined that the estimated future net cash flows of an asset will not be sufficient to recover its carrying amount, an impairment loss must be recorded to reduce the carrying amount to its estimated fair value.

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
B.    Summary of Significant Accounting Policies – continued
Impairment of Long-Lived Assets – continued

The Company evaluates impairment of their proven oil and natural gas properties on a single cost pool as the Company operates in one primary area. On this basis, impairment may be recorded if the Company is not expected to recover their entire carrying value from future net cash flows. The Company evaluates impairment of unproven oil and natural gas properties by tracking expiring leases and whether the Company renews the leases. Impairment expense of $0 and $42,805 related to unproved properties was recorded as of December 31, 2022 and 2021, respectively.

Other Property and Equipment

Other property and equipment are carried at cost. Depreciation is provided on the straight-line method over the assets’ estimated service lives. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are reflected in the accompanying consolidated statement of income for the respective period. The estimated useful lives of midstream infrastructure (capitalized central tank batteries) is 25 years. Depreciation expense of $1,359,083 and $811,955 is included in lease operating expenses on the statements of income.

Debt Financing Costs

Debt financing costs are stated at cost, net of amortization, and as an asset on the balance sheet. Amortization of deferred financing costs is computed using the straight-line method over the life of the line-of-credit.

Accounts Payable – Related Parties

Accounts Payable – Related Parties represent business expenditures due and payable in the normal course of business. The majority of these expenses are incurred and processed by the Operator, creating a payable amount from the Company and recorded as Accounts Payable – Related Parties. The Operator of the oil and natural gas properties generates revenue transactions for the Company on a regular basis creating receivable balances for the Company. As of December 31, 2022 and 2021, the combined net of all amounts due to/from related parties resulted in a payable balance from the Company and receivables and payables are presented on the balance sheets.

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
B.    Summary of Significant Accounting Policies – continued
Asset Retirement Obligations

The Company recognizes an asset retirement obligation for legal obligations associated with the retirement of the Company’s long-lived assets. Oil and natural gas producing companies incur such a liability upon acquiring or drilling a well. An asset retirement obligation is recorded as a liability at its estimated present value at the asset’s inception, with an offsetting increase to producing properties in the accompanying balance sheet which is allocated to expense over the useful life of the asset. Periodic accretion of the discount on asset retirement obligations is recorded as accretion expense in the accompanying statements of income.

Revenue Recognition

Oil, natural gas and natural gas liquids (NGL) revenues are recognized when title to the product transfers to the purchaser. A receivable or liability is recognized only to the extent that the Company has an imbalance on a specific property greater than the expected remaining proved reserves.

Oil Sales

Sales under the Company’s oil contracts are generally considered performed when the Company sells oil production at the wellhead and receives an agreed-upon index price, net of any price differentials. The Company recognizes revenue when control transfers to the purchaser at the wellhead based on the net price received.

NGL and Natural Gas Sales

The Company evaluated whether it was the principal or the agent in gas processing transactions and concluded that it is the principal when it has the ability to take-in-kind, which is the case in the majority of the Company's gas processing and transportation contracts. The Company recognizes revenue on a net basis, with the gathering, processing and transportation costs associated with its take-in-kind arrangements being recorded net of revenue in the statement of income.

Other Revenue

The Company’s other revenue is for saltwater disposal facility fees and gas lift income. The Company recognizes revenue related to these at the time the service is completed, and the Company’s performance is satisfied.

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
B.Summary of Significant Accounting Policies – continued
Revenue Recognition – continued

Performance Obligations and Contract Balances

The majority of the Company’s product sale commitments are short-term in nature with a contract term of one year or less. The Company typically satisfies its performance obligations upon transfer of control as described above and records the related revenue in the month production is delivered to the purchaser. Settlement statements for sales of oil and natural gas may not be received for 30 to 60 days after the date the volumes are delivered, and as a result, the Company is required to estimate the amount of volumes delivered to the purchaser and the price that will be received for the sale of the product. The Company records the differences between estimates and the actual amounts received for product sales in the month that payment is received from the purchaser. Historically, differences between the Company’s revenue estimates and actual revenue received have not been significant. For the years of December 31, 2022 and 2021, the accounts receivable balance representing amounts due or billable under the terms of contracts with purchasers was $21,180,129 and $11,230,000, respectively.

Fair Value Measurement

GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a three-tier hierarchy that is used to identify assets and liabilities measured at fair value. The hierarchy focuses on the inputs used to measure fair value and requires that the lowest level input be used. The three levels defined are as follows:

•Level 1 — observable inputs that are based upon quoted market prices for identical assets or liabilities within active markets.

•Level 2 — observable inputs other than Level 1 that are based upon quoted market prices for similar assets or liabilities, based upon quoted prices within inactive markets, or inputs other than quoted market prices that are observable through market data for substantially the full term of the asset or liability.

•Level 3 — inputs that are unobservable for the particular asset or liability due to little or no market activity and are significant to the fair value of the asset or liability. These inputs reflect assumptions that market participants would use when valuing the particular asset or liability.

The ARO is classified within Level 3 as the fair value is estimated using discounted cash flow projections using numerous estimates, assumptions and judgments regarding such factors as the existence of a legal obligation for an ARO, estimated amounts and timing of settlements, the credit-adjusted risk free rate to be used and inflation rates. See Note G for the summary of changes in the fair value of the asset retirement obligation for the years ended December 31, 2022 and 2021.

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
B.    Summary of Significant Accounting Policies – continued
Fair Value Measurement – continued

The fair value of derivative instruments is derived using published forward commodity price curves, market volatility, and contract terms as of the date of the estimate. The Company’s fair value calculations also incorporate an estimate of the counterparties’ default risk for derivative assets and an estimate of the Company’s default risk for derivative liabilities. The Company believes that most of the inputs used to calculate the commodity derivative instruments fall within Level 2 of the fair value hierarchy based on the wide availability of quoted market prices for similar commodity derivative contracts. See Note I for the summary of changes in the fair value of derivative hedges for the years ended December 31, 2022 and 2021.

The contingent consideration is classified within Level 3 as the fair value is estimated using discounted cash flow projections using assumptions and judgements based on the Company’s development plans and weighted average cost of capital.

Fair Value of Financial Instruments

The Company calculates the fair value of its assets and liabilities, which qualify as financial instruments and includes this information in the notes to financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of accounts receivable, prepaid expenses, accounts payable, and accrued liabilities approximate the carrying amounts due to the relatively short maturity of these instruments. The carrying value of the line-of-credit also approximates fair value since this instrument bears market rates of interest. None of these instruments are held for trading purposes.

Income Taxes

The Company is organized as a limited liability company and is considered a pass-through entity for federal income tax purposes. As a result, income or losses are taxable or deductible to the members rather than at the Company level; accordingly, no provision has been made for federal income taxes in the accompanying consolidated financial statements. In certain instances, the Company is subject to state taxes on income arising in or derived from the state tax jurisdictions in which it operates.

Income tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more likely than not threshold, it is then measured to determine the amount of expense to record in the financial statements. The tax expense recorded would equal the largest amount of expense related to the outcome that is 50% or greater likely to occur. The Company classifies any potential accrued interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as operating expense. Management of the Company has not taken a tax position that, if challenged, would be expected to have a material effect on the financial statements as of December 31, 2022 and 2021.

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
B.    Summary of Significant Accounting Policies – continued
Income Taxes – continued

The Company did not incur any penalties or interest related to its tax returns during the years ended December 31, 2022 and 2021.

Concentrations of Credit Risk

For the years ended December 31, 2022 and 2021, two purchasers accounted for 73% and 98% of the Company’s revenue. These significant purchasers’ account receivable balance approximates 76% and 95% of the total accounts receivable as of December 31, 2022 and 2021. Receivables from purchasers are generally unsecured; however, the Company has not experienced any credit losses to date. Additionally, due to the nature of the markets for oil and natural gas, the Company does not believe the loss of any one or all purchasers would have a material adverse impact on its financial position, results of operations or cash flows for any significant period of time.

The counterparties to the Company’s derivative financial instruments are financial institutions that management believes have acceptable credit ratings.

Risks and Uncertainties

As an oil and natural gas producer, the Company’s revenue, profitability, and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond its control such as economic, political, and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future.

A substantial or extended decline in oil and natural gas prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows, and quantities of oil and natural gas reserves that may be economically produced. Other risks and uncertainties that could affect the Partnership in the current price environment include, but are not limited to, counterparty credit risk for our receivables, access to credit markets and ability to meet financial ratios and covenants in the Company’s financing agreements.

C. Acquisitions & Divestitures

2022 Acquisitions, Divestitures & Trades

The Company closed an aggregate of $9,246,661 in oil and natural gas asset acquisitions during the year ended December 31, 2022.

The Company entered into various agreements to trade or dispose oil and natural gas assets during the year ended December 31, 2022. An aggregate gain of $131,897 was recognized on the disposals.

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
C.    Acquisitions & Divestitures – continued

Reeves County Acquisition #1

On January 18, 2021, the Company completed an acquisition of certain membership interests (the “Reeves County Acquisition #1”). All assets involved in the acquisition are under common control and the net assets were recorded using the historical book value of the assets at the date of the acquisition. The excess historical book value acquired is treated as an equity transaction.

The following table summarizes the assets, liabilities and excess historical book value amounts related to the acquisitions:

Historical book value of assets acquired:
Cash	$607,674
Accounts receivable	568,454
Oil and gas properties, net	5,056,391
Total historical book value of assets acquired	6,232,519
Historical book value of liabilities acquired:
Revenue suspense	(45,572)
Total historical book value of liabilities acquired	(45,572)
Contributed capital	$6,186,947

Ward County Acquisition

On February 1, 2021, the Company closed the acquisition of certain oil and natural gas properties located in the Permian Basin for a total consideration of $28,726,550 with an effective date of January 1, 2021 (the “Ward County Acquisition”). Additionally, as part of this acquisition, the Company agreed to a contingent consideration arrangement that involves obligations to pay the seller additional consideration if commodity prices exceed specified thresholds during certain periods in the future. Due to the nature of the contingent arrangement in relation to the host contract, these liabilities were determined to be embedded derivatives. Acquisition date fair value of these instruments amounted to
$3,562,445 and are included the total consideration.

The Ward County Acquisition was accounted for as a business combination and therefore, recorded the assets acquired at their estimated acquisition date fair values. The fair values of the oil and natural gas assets were estimated by applying the discounted cash flow analysis approach. These fair value measurements are based on significant inputs that are not observable in the market and thus represent Level 3 measurements. Key assumptions to the valuations of oil and natural gas properties include
(a) the amount and timing of future reserves; (b) the amount and timing of future operating and developmental costs; (c) future commodity prices; and (d) a market-based weighted average costs of capital.

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
C.    Acquisitions & Divestitures – continued

Ward County Acquisition – continued

The following table summarizes the fair value of the assets and liabilities acquired in the Ward County Acquisition:

Consideration:
Consideration, net of purchase price adjustments	$28,726,550
Estimated fair value of assets acquired
Proved oil and natural gas properties	$28,726,550
Asset retirement costs	3,139,484
Total	31,866,034
Estimated fair value of liabilities acquired
Asset retirement obligation	(3,139,484)
Total	(3,139,484)
Total assets and liabilities acquired	$28,726,550

Reeves County Acquisition #2

On December 17, 2021, the Company closed the acquisition of certain oil and natural gas properties located in the Permian Basin for a total consideration of $12,642,477 with an effective date of October 1, 2021 (the “Reeves County Acquisition #2”).

The Reeves County Acquisition #2 was accounted for as a business combination and therefore, recorded the assets acquired at their estimated acquisition date fair values. The fair values of the oil and natural gas assets were estimated by applying the discounted cash flow analysis approach. These fair value measurements are based on significant inputs that are not observable in the market and thus represent Level 3 measurements. Key assumptions to the valuations of oil and natural gas properties include
(a) the amount and timing of future reserves; (b) the amount and timing of future operating and developmental costs; (c) future commodity prices; and (d) a market-based weighted average costs of capital.

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
C.Acquisitions & Divestitures – continued

Reeves County Acquisition #2 – continued

The following table summarizes the fair value of the assets and liabilities acquired in the Reeves County Acquisition #2:

Consideration:
Consideration, net of purchase price adjustments	$12,642,477
Estimated fair value of assets acquired
Proved oil and natural gas properties	$12,678,976
Asset retirement costs	90,510
Total	12,769,486
Estimated fair value of liabilities acquired
Revenue suspense liability	(36,499)
Asset retirement obligation	(90,510)
Total	(127,009)
Total assets and liabilities acquired	$12,642,477

D.Oil and Natural Gas Properties

Oil and natural gas properties consisted of the following at December 31:

	2022	2021
Proved oil and natural gas properties	$463,842,488	$227,824,126
Unproved oil and natural gas properties	—	3,103,937
Less accumulated depletion	(57,144,260)	(11,870,788)
Total oil and natural gas properties	$406,698,228	$219,057,275
Depletion expense for the year ended	$45,273,471	$11,215,586

E.Other Property and Equipment

Other property and equipment consisted of the following at December 31:

	2022	2021
Facilities – battery	$35,650,000	$35,650,000
Less: accumulated depreciation	(2,733,167)	(1,307,167)
Other property and equipment, net	$32,916,833	$34,342,833

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)

F.Accrued Liabilities

Accrued liabilities consisted of the following at December 31:

	2022	2021
Accrued oil and natural gas capitalized costs	$25,781,448	$22,573,166
Accrued lease operating expenses	3,743,800	2,301,176
Accrued contingency payable	2,875,000	2,875,000
Accrued ad valorem taxes	2,669,425	1,236,682
Accrued workovers	1,318,222	2,214,363
Accrued liabilities - other	959,970	1,645,714
	$37,347,865	$32,846,101

G.Asset Retirement Obligations

The Company recognizes the fair value of its asset retirement obligations related to the plugging, abandonment, and remediation of oil and natural gas producing properties. The present value of the estimated asset retirement costs has been capitalized as part of the proved oil and natural gas properties. The fair value of additions to the asset retirement obligation liability is measured using valuation techniques consistent with the income approach, which converts future cash flows into a single discounted amount. Significant inputs to the valuation include (i) estimated plug and abandonment or removal and remediation cost per well based on Company experience, in accordance with applicable state laws, (ii) estimated remaining life per well, (iii) future inflation factors and (iv) the Company’s average credit-adjusted risk-free rate. Inherent in the fair value calculation of asset retirement obligations are numerous assumptions and judgments including, in addition to those noted above, the ultimate settlement of these amounts, the ultimate timing of such settlement and changes in technology, regulatory, political, environmental, safety and public relations matters. To the extent future revisions to these assumptions impact the fair value of the existing asset retirement obligation liability, an adjustment will be made to the asset balance.

The following table summarizes the changes in the Company’s asset retirement obligations at December 31:

	2022	2021
Asset retirement obligations at beginning of year	$10,085,287	$5,393,980
Wells acquired during the period	—	3,659,334
Additions during the period	2,398,729	675,922
Disposals during the period	(3,370,456)	—
Accretion of discount	480,708	356,051
Asset retirement obligations at end of year	$9,594,268	$10,085,287

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)

H.Line-Of-Credit

On May 3, 2021, the Company entered into an $400,000,000 credit agreement (“Credit Agreement”) with a syndicate of financial institutions that matures on October 30, 2024. This reserves-based facility features a borrowing base which was initially set to an amount of $63,000,000. Effective April 25, 2022, the Company’s Borrowing Base was increased to $125,000,000 and with this increase the Company established an Elected Commitment Amount of $100,000,000. Effective November 4, 2022, the Company’s Borrowing Base was increased to $160,000,000 and with this increase the Company established an Elected Commitment Amount of $125,000,000. As part of this increase, two new banks were added to the syndicate to accommodate the expansion. The borrowing base for the RBL is supported by the value of proved reserves and is subject to scheduled semi-annual, in April and October, and other elective redeterminations as provided in the Credit Agreement. The line-of-credit has a variable annual interest rate based on adjusted Eurodollar or Alternate Base Rate (“ABR”) plus an applicable margin. Eurodollar loans bear interest at the U.S. dollar SOFR rate plus a margin ranging between 3% and 4% per annum depending on the borrowing base utilization. ABR loans bear interest at the ABR rate plus a margin ranging between 2% and 3% per annum depending on the borrowing base utilization. Additionally, a commitment fee of 0.5% per annum is charged on the unutilized balance of the committed borrowing base and is included in interest expense. As of December 31, 2022 and 2021, borrowings under the line-of-credit had an effective interest rate of 8% and 4%.

The Company is to make quarterly interest payments on the outstanding balance and repay any unpaid principal at the maturity date. Subject to the terms of the agreement, the Company may borrow, repay, and re-borrow hereunder at any time, provided that the Company is not in default. At December 31, 2022 and 2021, the outstanding principal balance of the line-of-credit was $52,535,986 and $30,000,000, respectively.

As part of the Credit Agreement, the Company can have letters of credit outstanding as well. As of December 31, 2022 and 2021, the Company had $0 and $250,000, respectively, letters of credit outstanding.

The Company incurred expense of $2,023,617 and $298,594 for the years ended December 31, 2022 and 2021, which includes commitment fees within interest expense on the accompanying statements of income.

The Credit Agreement contains affirmative, negative, and financial covenants customary for financings of this type, including, among other things, limits on the creation of liens, limits on the incurrence of indebtedness, restrictions on investments and dispositions, limitations on fundamental changes to the Loan Parties, a maximum consolidated leverage ratio and a current ratio. Upon an event of default, and after any applicable cure period, the administrative agent can accelerate the maturity of the loan. Events of default include customary items, such as failure to pay principal and interest in a timely manner and breach of covenants. As of December 31, 2022 and 2021, the Company was in compliance with all financial covenants related to the Credit Agreement.

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
H.     Line-Of-Credit – continued

Debt financing cost related to the Credit Agreement is amortized over the life of the line-of-credit. Unamortized deferred financing costs totaled $992,123 and $816,322 at December 31, 2022 and 2021, respectively, and are classified as debt financing costs on the balance sheets. Interest expense related to amortization of debt financing costs was $402,339 and $167,159 for years ended December 31, 2022 and 2021, respectively, and are included in interest expense on the statements of income.

I.    Derivative Activities

Commodity Derivative Activities

The Company has implemented a comprehensive hedging strategy to reduce the effects of volatility of commodity prices on the Company’s results of operations.

Inherent in the Company’s portfolio of commodity derivative contracts are certain business risks, including market risk and credit risk. Market risk is the risk that commodity prices will change, either favorably or unfavorably, in response to changing market conditions. Credit risk is the risk of loss from nonperformance by the Company’s counterparty to a contract. The Company does not require collateral from its counterparties.

During 2022 and 2021, the Company entered into derivative contracts listed below in order to manage market risk due to the fluctuation of oil and natural gas prices. The unrealized gains and losses related to these derivatives are included in the accompanying statements of income.

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
I.    Derivative Activities – continued

Commodity Derivative Activities – continued

The following summarizes the Company’s open commodity derivative positions, which are comprised of fixed price swaps and costless collars for WTI oil, Midland-Cushing differential, HHUB gas and WAHA differential as of the year ended December 31, 2022:

Period	Commodity	Contract Type	Volumes (BBls, Mcf)	Price ($/Bbl, Mcf)
January 2023 - March 2023	Oil	Put	69,864	$50.00
January 2023 - March 2023	Oil	Call	(69,864)	$62.50
January 2023 - March 2023	Oil	Put	30,486	$50.00
January 2023 - March 2023	Oil	Call	(30,486)	$71.00
January 2023 - March 2023	Oil	Put	50,514	$50.00
January 2023 - March 2023	Oil	Call	(50,514)	$78.75
April 2023 - June 2023	Oil	Put	67,011	$50.00
April 2023 - June 2023	Oil	Call	(67,011)	$61.35
April 2023 - June 2023	Oil	Put	29,144	$50.00
April 2023 - June 2023	Oil	Call	(29,144)	$69.00
April 2023 - June 2023	Oil	Put	48,282	$50.00
April 2023 - June 2023	Oil	Call	(48,282)	$76.45
July 2023 - September 2023	Oil	Put	91,231	$50.00
July 2023 - September 2023	Oil	Call	(91,231)	$67.55
July 2023 - September 2023	Oil	Put	44,775	$50.00
July 2023 - September 2023	Oil	Call	(44,775)	$74.05
October 2023 - December 2023	Oil	Put	130,267	$50.00
October 2023 - December 2023	Oil	Call	(130,267)	$71.80
January 2023 - December 2023	Oil	Put	100,415	$60.00
January 2023 - December 2023	Oil	Call	(100,415)	$116.50
January 2023 - December 2023	Oil	Put	100,482	$60.00
January 2023 - December 2023	Oil	Call	(100,482)	$87.20
January 2024 - March 2024	Oil	Put	138,903	$60.00
January 2024 - March 2024	Oil	Call	(138,903)	$98.20

January 2023	Oil	Price Swap	13,694	$89.19
February 2023	Oil	Price Swap	11,919	$88.04
March 2023	Oil	Price Swap	10,595	$86.79
April 2023	Oil	Price Swap	9,592	$85.73
May 2023	Oil	Price Swap	8,734	$84.75
June 2023	Oil	Price Swap	8,002	$83.72
July 2023	Oil	Price Swap	7,395	$82.88
August 2023	Oil	Price Swap	6,880	$82.14
September 2023	Oil	Price Swap	6,448	$81.38
October 2023	Oil	Price Swap	6,031	$80.75
November 2023	Oil	Price Swap	5,752	$80.08
December 2023	Oil	Price Swap	5,440	$79.42

January 2023 - December 2023	Mid-Cush	Price Swap	561,573	$0.15
January 2023 - March 2024	Mid-Cush	Price Swap	239,319	$0.60
January 2023 - December 2024	Mid-Cush	Price Swap	100,482	$1.30
January 2023 - December 2023	Mid-Cush	Price Swap	100,482	$0.35

January 2023 - March 2023	Gas	Put	482,910	$7.00
January 2023 - March 2023	Gas	Call	(482,910)	$11.40

January 2023 - March 2023	WAHA	Price Swap	482,910	($1.17)

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
I.    Derivative Activities – continued

Commodity Derivative Activities – continued

Subsequent to December 31, 2022, the Company has added the following positions:

Period	Commodity	Contract Type	Volumes (BBls, Mcf)	Price ($/Bbl, Mcf)
April 2023 – March 2024	Oil	Put	213,251	$60.00
April 2023 – March 2024	Oil	Call	(213,251)	$83.65
January 2024 – March 2024	Oil	Put	28,892	$50.00
January 2024 – March 2024	Oil	Call	(28,892)	$82.50
April 2023 – March 2024	Mid-Cush	Price Swap	213,251	$0.55
January 2024 – March 2024	Mid-Cush	Price Swap	28,892	$1.20

The purchase and sale agreement of the Ward County Acquisition and an acquisition completed in 2020 included contingent consideration arrangements that require the Company to pay the seller if commodity prices exceed specified thresholds. The Company incurred expense of $11,500,000 and
$7,885,000 for the years ended December 31, 2022 and 2021, respectively, and zero obligation remains as of December 31, 2022.

Derivative Assets and Liabilities

The derivative instrument fair values recorded in the accompanying balance sheets as of December 31, 2022 and 2021 are as follows:

	2022
	Gross Amounts	Netting Adjustment	Net Amounts Presented
Assets

Commodity derivative instruments, current	$2,857,991	$(2,292,165)	$565,826
Commodity derivative instruments, non-current	840,750	(755,678)	85,072

Derivative assets	$3,698,741	$(3,047,843)	$650,898

Liabilities

Commodity derivative instruments, current	$9,372,233	$(2,292,165)	$7,080,068

Derivative liabilities	$9,372,233	$(2,292,165)	$7,080,086

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
I.Derivative Activities – continued

Derivative Assets and Liabilities – continued

	2021
	Gross Amounts	Netting Adjustment	Net Amounts Presented
Liabilities

Commodity derivative instruments, current	$9,039,154	$—	$9,039,154
Commodity derivative instruments, non-current	2,937,565	—	2,937,565
Contingent consideration, current	11,500,000	—	11,500,000

Derivative liabilities	$23,476,719	$—	$23,476,719

The components of derivative gains (losses) in the statements of income are as follows:

	2022	2021
Unrealized commodity derivative instruments	$5,547,549	$(10,963,224)
Unrealized contingent consideration	11,500,000	(2,922,670)

Unrealized gain (loss) on derivatives	$17,047,549	$(13,885,894)

Commodity derivative instruments settled	$(30,392,633)	$(17,247,830)
Contingent derivative instruments settled	(11,500,000)	(7,885,000)

Realized derivative loss	$(41,892,633)	$(25,132,830)

J.Members’ Equity

Capital contributions will be based on capital calls, to be determined by the Board of Managers. Contribution requests to the Members will be based on their commitment and any items in nature of income or gain will be applied to the Members’ capital accounts in accordance with their earnings interest, as defined by in the Limited Liability Company Agreement (the “Agreement”) of the parent company, Forge Energy II, LLC.

Total contributions of $149,984,626, including $5,981,721 of contingent consideration, and
$144,065,905, including $6,186,947 of common control contributions, was recorded as of December 31, 2022 and 2021, respectively.

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
K.Commitments and Contingencies

Litigation

In the normal course of business, the Company may at times be subject to claims and legal actions. The Company is not currently involved in any legal proceedings that management believes are likely to have a material adverse effect on the Company’s financial statements.

Environmental Remediation

Various federal, state, and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect the Company’s operations and the costs of its oil and natural gas exploration, development, and production operations. As of December 31, 2022 and 2021, the Company has no claims and is not aware of any claims made related to environmental remediation. The Company recorded no contingent environmental remediation expense as within the statement of income for the years ended December 31, 2022 and 2021.

L.Related Party Transactions

The Company shares costs with other affiliated entities. The following summarizes the Company’s related party balances as of December 31, 2022 and 2021.

Forge Energy Operating, LLC serves as the Operator for Company’s oil and natural gas assets and incurs capital expenditures, operating expenses and general and administrative expenses. All oil and natural gas revenues and expenditures are processed by the Operator and allocated to the Company based on interest ownership percentages.

As of December 31 2022 and 2021, the amounts payable and receivable to/from the related parties, net are as follows:

2022 – Related Party	Payable	Receivable	Net
Forge Energy Operating, LLC	$(52,269,042)	$—	$(52,269,042)
Forge Energy II Interests, LLC	—	7,412,796	7,412,796
Forge Energy II Delaware Midstream, LLC	—	1,000,000	1,000,000
Forge Energy II, LLC	—	2,386,163	2,386,163
Total Accounts Payable – Related Parties	$(52,269,042)	$10,798,959	$(41,470,083)

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
L.    Related Party Transactions – continued

2021 – Related Party	Payable	Receivable	Net
Forge Energy Operating, LLC	$(26,972,872)	$—	$(26,972,872)
Forge Energy II Interests, LLC	—	7,412,796	7,412,796
Forge Energy II Delaware Midstream, LLC	—	2,971	2,971
Forge Energy II, LLC	—	2,386,163	2,386,163
Total Accounts Payable – Related Parties	$(26,972,872)	$9,801,930	$(17,170,942)

M.    Oil and Natural Gas Reserve and Standardized Measure (UNAUDITED)

The following tables provide an analysis of the changes in estimated proved reserve quantities of oil, natural gas and natural gas liquids (NGL) for the years ended December 31, 2022 and, all of which are located within the United States:

	Oil (Bbl)	Natural Gas (Mcf)	NGL (Bbl)	Total (BOE)
As of December 31, 2021	39,364,000	70,421,000	11,108,000	62,208,833
Revisions	6,016,678	9,202,761	1,798,481	9,348,953
Extensions	4,645,294	6,319,786	1,205,013	6,903,605
Acquisitions	407,775	665,112	113,917	632,544
Production	(2,571,747)	(4,522,659)	(716,412)	(4,041,935)
As of December 31, 2022	47,862,000	82,086,000	13,509,000	75,052,000

Proved developed reserves:
2021	14,577,787	35,745,058	5,371,361	25,906,658
2022	18,499,602	38,900,407	6,065,098	31,048,101
Proved undeveloped reserves:
2021	24,786,561	34,676,267	5,737,036	36,302,975
2022	29,361,960	43,185,647	7,443,536	44,003,104

For the year ended December 31, 2022, extensions, discoveries, and other additions resulted primarily from 38 new proved undeveloped locations for 7,536,149 BOE added in the Delaware Basin by the Company.

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
M.    Oil and Natural Gas Reserve and Standardized Measure (UNAUDITED) – continued

In accordance with U.S. GAAP and Securities and Exchange Commission rules and regulations, the following information is presented with regard to the working interest properties oil and natural gas reserves, all of which are proved, developed and located in the United States. These rules require inclusion as a supplement to the basic financial statements a standardized measure of discounted net future cash flows relating to proved oil and natural gas reserves. The standardized measure, in management’s opinion, should be examined with caution. The basis for these disclosures are petroleum engineers’ reserve studies which contain estimates of quantities and rates of production of reserves. Revision of prior year estimates can have a significant impact on the results. Changes in production costs may result in significant revisions to previous estimates of proved reserves and their future value.

Therefore, the standardized measure is not necessarily a best estimate of the fair value of oil and natural gas properties or future net cash flows.

The following table presents the standardized measure of discounted future net cash flows relating to proved oil, natural gas and NGL reserves for the periods presented.

	2022	2021
Future cash inflows	$5,312,733,000	$3,100,974,000
Future production costs	(1,558,892,000)	(1,117,181,000)
Future development and abandonment costs	(718,183,000)	(365,637,000)
Future income tax expense	(27,891,848)	(16,280,114)
Future net cash flows	3,007,766,152	1,301,875,887
10% annual discount for estimated timing of cash flows	(1,625,915,879)	(846,586,781)
Standardized measure of discounted future net cash flows	$1,381,850,273	$755,289,105

The following table presents the changes in the standardized measure of discounted future net cash flows relating to proved oil, NGL and natural gas reserves for the periods presented:

	2022	2021
Beginning of year	$755,289,105	$72,738,950
Net change in prices and production costs	568,671,772	130,305,678
Net change in future production costs	(80,027,918)	(321,084)
Oil and gas net revenue	(237,003,556)	(65,988,621)
Extensions	128,464,960	—
Acquisition of reserves	13,061,237	—
Revisions of previous quantity estimates	137,551,024	644,369,507
Previously estimated development costs incurred	60,780,125	—
Net changes in taxes	(5,410,832)	(6,862,005)
Accretion of discount	76,313,700	7,372,484
Changes in timing and other	(35,839,344)	(26,325,804)
Standardized measure of discounted future net cash flows	1,381,850,273	755,289,105

FORGE ENERGY II DELAWARE, LLC

NOTES TO FINANCIAL STATEMENTS (continued)
N.    Subsequent Events

The Company has drawn additional borrowings on the line-of-credit for a net total of $28,000,000.

On April 6, 2023, the Company assigned the contingent consideration from the performance incentive agreement related to the Forge Energy II Midstream, LLC divestiture to Forge II, LLC, a related party.

Effective April 20, 2023, the Company’s Borrowing Base was reduced from $160,000,000 to
$140,000,000.

On May 11, 2023, the Company entered into a Purchase and Sale Agreement with two companies to divest certain assets including all oil and natural gas properties for a purchase price of $540,000,000 subject to customary purchase price adjustments. As it relates to the sale of the assets, the Company liquidated all derivative positions effective June 23, 2023. The Company closed on the sale on June 30, 2023.

On June 30, 2023, the Company paid off the principal, interest and associated fees related to the Line- Of-Credit.

In preparing the accompanying consolidated financial statements, management has evaluated all subsequent events and transactions for potential recognition or disclosure through July 7, 2023, the date the financial statements were available for issuance.